RICHARD C. GATES
Certified Public Accountant
                                          516 Muirfield Drive
                                          Lake Worth, Florida 33462
                                          Phone 561-478-3030-Fax 561-434-3194


July 9, 1997

Board of Directors
Net Lnnx, Inc.
324 Datura Street, Ste 150
West Palm Beach, FL 33401


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As an independent public accountant, I hereby consent to the use of my audit report dated April 7, 1997 (and all references to my firm) included in the Form 10-K and incorporated by reference in the Post Effective Amendment No. 5 to Form S-8 registration statement of Net Lnnx, Inc.



/s/Richard C. Gates
Richard C. Gates, CPA